AMENDMENT TO ASSET PURCHASE AGREEMENT

     This Amendment to Asset Purchase Agreement ("Amendment") is made and entered into this 28th day of February, 1998, by and between Gentle Dental Service Corporation, a Washington corporation ("GDSC"), and Arthur G. Kaiser, D.D.S. ("Kaiser").

                                    RECITALS
                                    --------

     The parties listed above are parties to that certain Asset Purchase Agreement dated September 21, 1997 ("Agreement") pursuant to which Kaiser has agreed to sell to GDSC substantially all of the assets associated with the Dental Practice. The parties mutually desire to make certain amendments to the Agreement as set forth in this Amendment. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

     In consideration of the mutual covenants contained herein and in the Agreement, the parties agree as follows:

     1. The parties agree that Glenn A. Huddleston, D.D.S. shall be the sole shareholder of the Professional Corporation and that the name of the Professional Corporation shall be Huddleston Dental Corporation.

     2. Section 1.08 of the Agreement is amended to read as follows:

     1.08 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Stoel Rives LLP, Portland, Oregon, effective as of the close of business on the last day of the month in which all conditions to the Closing are satisfied (other than those conditions that by their terms are to occur at the Closing) or at another date, time and place agreed upon in writing by the parties (the "Closing Date"); provided, however, that if all conditions to the Closing (other than those conditions that by their terms are to occur at the Closing) are satisfied on or after the 20th day of a month, the Closing shall occur effective as of the close of business on the last day of the following month or at an earlier date and time agreed upon in writing by the parties.


     3. Section 8.08 of the Agreement is amended to read as follows:

     8.08 Employment Agreements. Each dentist employed in the Dental Practice shall have executed and delivered an Employment Agreement with the Professional Corporation in the form attached hereto as Exhibit F and Dr. Huddleston shall have executed and delivered an Addendum to such Employment Agreement in the form attached hereto as Exhibit G.

     4. Section 8.10 of the Agreement is deleted.
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     5. Section 10.01-4 of the Agreement is amended to read as follows:

          10.01-4 by either Seller or GDSC, by written notice to the other party, if the Closing shall not have occurred on or prior to December 31, 1998; provided, however, that if the California Department of Corporations shall not have approved the material modification (filed by DDS in connection with the Transactions) to the license of DDS under the Knox-Keene Health Care Service Plan Act of 1975 prior to December 31, 1998, such date shall be extended to the date 45 days after the receipt of such approval; provided further, however, that the right to terminate this Agreement under this Section 10.01-4 shall not be available to any party whose failure to fulfill or perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

     6. The following Exhibits to the Agreement are replaced with the corresponding Exhibits attached to this Amendment:

        Exhibit D             Support Services Agreement
        Exhibit E             Assignable Option Agreement
        Exhibit F             Employment Agreement
        Exhibit G             Addendum to Employment Agreement

     7. Except as expressly provided in this Amendment, the Agreement is not otherwise modified and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


         GDSC:                         GENTLE DENTAL SERVICE CORPORATION


                                       By: L. T. VAN EERDEN
                                           ------------------------------------
                                           L. T. Van Eerden
                                       Title: Executive V. P.


         Kaiser:                       ARTHUR G. KAISER, D.D.S.
                                       ----------------------------------------
                                       Arthur G. Kaiser, D.D.S.

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